                                                                   EXHIBIT 10.21

                                   AGREEMENT
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     This Agreement is entered into on June 12, 1997, between Empress Casino Joliet Corporation ("Empress Joliet") and Empress Casino Hammond Corporation ("Empress Hammond"), to be effective as of June 23, 1997.

                                    RECITALS

     Each of the parties has entered into an Employment Agreement with Joseph J. Canfora ("Employee") to serve as President.

     The parties contemplate that Employee will not receive duplicative compensation or benefits for his service; rather, based upon the relative efforts expended for each entity, his compensation and benefits will be allocated between Empress Joliet and Empress Hammond.

     For good and valuable consideration, the receipt and sufficiency of which acknowledged, the parties agree as follows:

     1.  Consent.  Empress Joliet and Empress Hammond each consent to Employee
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serving as President and Chief Executive Officer of both entities concurrently.

     2.  Allocation.  Empress Joliet and Empress Hammond shall mutually agree
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upon the appropriate allocation of compensation and benefits associated with Employee's service based upon the degree of effort expended for each entity. In the absence of an express agreement otherwise, the cost of Employee's compensation and benefits shall be shared equally by Empress Joliet and Empress Hammond. Amounts advanced by either party in excess of its allocable portion shall be reimbursed by the other party immediately on request.

     IN WITNESS WHEREOF, this Agreement is executed on the date first written above.

EMPRESS CASINO JOLIET                 EMPRESS CASINO HAMMOND
CORPORATION                           CORPORATION


By: /s/ Peter A. Ferro                By: /s/ Peter A. Ferro
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Its: Chief Executive Officer          Its: Chief Executive Officer
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